UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

APEIRON CAPITAL INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41030	86-1963522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Federal Street, Suite 875

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 279-0045

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	APNU	The New York Stock Exchange
Shares of Class A common stock included as part of the units	APN	The New York Stock Exchange
Redeemable warrants included as part of the units	APNW	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2023, Apeiron Capital Investment Corp. (the “Company”) received a written notice from the staff of the New York Stock Exchange (the “NYSE”) stating that the Company was not in compliance with Section 802.01B of the NYSE Listed Company Manual, which requires a listed company to maintain an average aggregate global market capitalization attributable to its publicly-held shares over a consecutive 30 trading day period of at least $40,000,000 (the “Market Capitalization Requirement”). The NYSE further advised the Company that, as a result of its failure to comply with the Market Capitalization Requirement, the NYSE had determined to commence proceedings to delist the Company’s Class A common stock, warrants to purchase Class A common stock, and units, each consisting of one share of Class A common stock and one-half of one redeemable warrant (collectively, the “Company Securities”), from the NYSE.

Trading of the Company Securities was suspended effective as of approximately 4:00 p.m. Eastern Time on January 31, 2023. The NYSE will apply to the Securities and Exchange Commission to delist the Company Securities upon completion of all applicable procedures. The Company does not intend to appeal the staff’s determination and, accordingly, the Company expects that the Company Securities will be delisted.

Following the delisting, the Company intends to take steps for the Company Securities to commence trading on the OTC Pink marketplace. The OTC Pink is a significantly more limited market than the NYSE, and quotations on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade the Company Securities and could adversely affect the trading prices of the Company Securities. The Company can provide no assurance that the Company Securities will commence and continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company Securities on this market, whether the trading volume of the Company Securities will be sufficient to provide for an efficient trading market or whether quotes for the Company Securities may be limited by OTC Markets Group in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apeiron Capital Investment Corp.

	By:	/s/ Joel Shulman
Name: Joel Shulman
Title: Chief Executive Officer

Dated: February 6, 2023